EXHIBIT 23.1


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference, in MyTurn.com, Inc.'s Registration Statement on Form S-8, of our report dated February 25, 1999 (except as to Note 12 which is dated March 4, 1999 and Note 13, which is dated July 2, 1999) which appears on page F-2 of the Annual Report on Form 10-KSB of MyTurn.com, Inc. (f/k/a Compu-DAWN, Inc.) for the year ended December 31, 1998 and on page F-2 of the amendment to the Annual Report on Form 10-KSB/A, Amendment No. 1 of MyTurn.com, Inc. for the year ended December 31, 1998.

New York, New York
February 11, 2000

                                                  /s/ LAZAR LEVINE & FELIX LLP
                                                  -----------------------------
                                                  LAZAR LEVINE & FELIX LLP